SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF l934

DOVEBID, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3331411
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1241 E. Hillsdale Boulevard Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-90068

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-90068) as originally filed with the Securities and Exchange Commission on June 7, 2002, or as subsequently amended (the “Registration Statement”), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.    Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Exhibit Title or Description	Form	File No.	Filing Date	Exhibit No.
3.01	Restated Certificate of Incorporation of the Registrant	S-1	333-90068	6/7/02	3.01

3.02	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of the Registrant’s initial public offering	S-1	333-90068	6/7/02	3.02

3.03	Bylaws of the Registrant	S-1	333-90068	6/7/02	3.03

3.04	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of the Registrant’s initial public offering	S-1	333-90068	6/7/02	3.04

4.01	Form of Registrant’s Common Stock certificate	S-1	333-90068	6/7/02	4.01

10.01	1999 Stock Option Plan	S-1	333-90068	6/7/02	10.01

10.02	2002 Equity Incentive Plan	S-1/A	333-90068	9/12/02	10.02

10.03	Fourth Amended and Restated Investors’ Rights Agreement by and between the Registrant and certain investors of the Registrant dated March 13, 2002	S-1	333-90068	6/7/02	10.10

10.04	Fourth Amended and Restated Stockholders’ Agreement by and between the Registrant and certain investors of the Registrant dated March 13, 2002	S-1	333-90068	6/7/02	10.11

99.01	The description of Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registration Statement	S-1	333-90068	6/7/02

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 19, 2002	DoveBid, Inc.

	By:	/s/ ANTHONY CAPOBIANCO
Anthony Capobianco Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Exhibit Title or Description	Form	File No.	Filing Date	Exhibit No.
3.01	Restated Certificate of Incorporation of the Registrant	S-1	333-90068	6/7/02	3.01

3.02	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of the Registrant’s initial public offering	S-1	333-90068	6/7/02	3.02

3.03	Bylaws of the Registrant	S-1	333-90068	6/7/02	3.03

3.04	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of the Registrant’s initial public offering	S-1	333-90068	6/7/02	3.04

4.01	Form of Registrant’s Common Stock certificate	S-1	333-90068	6/7/02	4.01

10.01	1999 Stock Option Plan	S-1	333-90068	6/7/02	10.01

10.02	2002 Equity Incentive Plan	S-1/A	333-90068	9/12/02	10.02

10.03	Fourth Amended and Restated Investors’ Rights Agreement by and between the Registrant and certain investors of the Registrant dated March 13, 2002	S-1	333-90068	6/7/02	10.10

10.04	Fourth Amended and Restated Stockholders’ Agreement by and between the Registrant and certain investors of the Registrant dated March 13, 2002	S-1	333-90068	6/7/02	10.11

99.01	The description of Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Prospectus included in the Registration Statement	S-1	333-90068	6/7/02